UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report: July 22, 2004
(Date of earliest event reported)

Paragon Real Estate Equity and Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	0-25074	39-6594066
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1240 Huron Road, Suite 301, Cleveland, Ohio 44115
(Address of principal executive offices including zip code)

(216) 430-2700
(Registrant’s telephone number, including area code)

Item 5.	Other Events.

     On July 22, 2004, Paragon Real Estate Equity and Investment Trust filed Articles Supplementary to its Declaration of Trust, as amended, restated and supplemented, with the State Department of Assessments and Taxation of Maryland electing to become subject to Sections 3-804(c) and 3-805 of Maryland General Corporation Law. A copy of the Articles Supplementary is set forth in Exhibit 3(i).

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:
3(i) Articles Supplementary to the Declaration of Trust

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2004	Paragon Real Estate Equity and Investment Trust

	By:	/s/ John J. Dee

John J. Dee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3(i)	Articles Supplementary to the Declaration of Trust